Exhibit 3.32

BY-LAWS OF

TCM INVESTMENTS, INC.

ARTICLE I

IDENTIFICATION

Section 1.           The name of the corporation is TCM INVESTMENTS, INC.

Section 2.           The principal office of the corporation in the State of Oklahoma shall be located in the County of Tulsa, State of Oklahoma. The corporation may have such other offices, either within or without the State of Oklahoma as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 3.           The registered office of the corporation in the State of Oklahoma may be, but need not be identical with the principal office in the State of Oklahoma, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II - CORPORATE POWERS

The corporation shall have the power to:

1.            Engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Oklahoma.

2.            Sue and be sued in all courts and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding.

3.            Purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge all or any of its property and assets, or any interest therein wherever situated.

4.            Make donations for the public welfare or for charitable, scientific or educational purposes and in time of war or other national emergency in aid thereof.

5.            Participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement, which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

6.            Be an incorporator, promoter or manager of other corporations of any type or kind.

7.            Transact any lawful business which the corporation’s Board of Directors shall find to be in aid of governmental authority.

8.            Make contracts, including contracts of guaranty and suretyship, incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations and secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

9.            Lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

10.          Pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement benefit, incentive and compensation plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries.

11.          Provide insurance for its benefit on the life of any of its directors, officers or employees or on the life of any shareholder for the purpose of acquiring at his death shares of its stock owned by such shareholder.

12.          Lend money to or guaranty any obligation of or otherwise assist any officer or other employee of the corporation or its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

ARTICLE III - SHAREHOLDERS

Section 1.           The annual meeting of the shareholders shall be held not later than the third Tuesday in April each year beginning with the year 1992, at which meeting they shall elect by ballot by plurality vote, which need not be by written ballot, a Board of Directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.           Special meetings of the shareholders, for any purpose or purposes, may be called by the President and shall be called by the President at the request in writing of any of the directors or at the request in writing of holders of not less than 25% of the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.           The Board of Directors may designate any place, either within or without the State of Oklahoma, as the place of meeting for any meeting. A waiver of notice signed by a majority of the shareholders entitled to vote at a meeting may designate any place either within or without the State of Oklahoma as the place for the holding of such meeting providing there is compliance with the provisions of Section 13 of this Article. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Oklahoma.

Section 4.           Except as provided in Section 13 of this Article, notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days, nor more than sixty days, before the date of the meeting, either personally or by mail, by or at the direction of the President, or the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at the address as it appears in the records of the corporation, with postage thereon prepaid.

Section 5.           For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment or any dividend, or in order to make a determination of shareholders for any other purposes, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6.           The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of each and the shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall be also produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 7.           The holders of the one-third of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, and until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.           When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 9.           Each shareholder shall at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of the capital stock held by such shareholder, but no proxy shall be voted on after seven months from its date, unless the proxy provides for a longer period.

Section 10.        Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor or guardian may be voted by him, either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11.        Shares held by a nominee or by nominees may be voted by the actual owner of such shares upon proof by written instrument that the nominee holds such shares only as a nominee.

Section 12.        Whenever any notice is required to be given under any provision of The Oklahoma General Corporation Act, the Certificate of Incorporation of this corporation or the by-laws of the corporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting except when the person is attending a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

Section 13.        Any action required by the provisions of these by-laws or the Oklahoma General Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders of members, as the case may be, who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with the Secretary of State if such action had been voted on by shareholders or by members at a meeting thereof, the certificate filed with the Secretary of State shall state in lieu of any statement required concerning any vote of shareholders of members, that written consent has been given in accordance with the provisions of Section 73 of the Oklahoma Business Corporation Act and that written notice has been given as provided for in this Section 13 of this Article III.

ARTICLE IV - BOARD OF DIRECTORS

Section 1.           The property and business of the corporation shall be managed and controlled by a Board of Directors composed of four directors as may be determined by the shareholders at their annual meeting. Until changed by the stockholders, the number of directors of this corporation shall be four (4). Directors need not be residents of the State of Oklahoma nor shareholders of the corporation.

Section 2.           Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Any director may be removed at any time by a vote of a majority of the issued and outstanding shares of stock at any special or regular meeting of stockholders.

Section 3.           Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 4.           The Board of Directors shall have, in addition to such powers as are contained in the Certificate of Incorporation or are hereinafter expressly conferred upon it, all such powers as may be exercised by the corporation, subject to the provisions of the Oklahoma Statutes, the Certificate of Incorporation, and by-laws. The Board of Directors shall have power:

(a)          To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the Board of Directors may deem proper.

(b)          To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures, or other securities of the corporation, or by delivery of other property of the corporation.

(c)          To create, make and issue mortgages, bonds, deeds of trust, trust agreements, negotiable or transferable instruments and securities, secured by mortgage or otherwise, and do every other act or thing necessary to effectuate the same.

(d)          To appoint agents, clerks, assistants, factors, employees, and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

(e)          To confer upon any officer or officers of the corporation the power of selecting, discharging or suspending such employees.

Section 5.           Regular meetings of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and the place, either within or without the State of Oklahoma for the holding of additional regular meetings without other notice than such resolution.

Section 6.           Special meetings of the Board of Directors may be called by or at the request of the President or Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oklahoma, as the place for holding any special meeting of the Board of Directors called by them.

Section 7.           Notice of any special meeting shall be given two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

Section 8.           At all meetings of the Board, one-third of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.           Whenever any notice is required to be given under any provision of the Oklahoma General Corporation Act, the Certificate of Incorporation of this corporation or the by-laws of this corporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting except when the person is attending a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in the written waiver of notice.

Section 10.        Should the salaries or expense accounts paid by the corporation at any time be deemed excessive by the Internal Revenue Service, the Directors may demand that such excessive amounts be refunded to the corporation by the person or persons who have received them.

Section 11.        Members of the Board of Directors, or of any Committee designated by such Board, may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

Section 12.        The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, or any subsequent resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13.        The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

ARTICLE V - OFFICERS

Section 1.           The officers of the corporation shall be a president, a secretary, and a treasurer, and such other officers as may from time to time be chosen by the Board of Directors. The president shall be a director. Any two offices may be held by the same person except those of president and secretary and president and vice-president.

Section 2.           The officers of the corporation shall be elected by the directors at the annual directors meeting and shall hold office for a term of one year and until their successors shall have been duly elected and shall have qualified or until their death or until they shall resign or shall have been removed. Any officers may be removed by a majority vote of the issued and outstanding shares of stock t any special or regular meeting of the stockholders, or by a majority of the Board of Directors.

Section 3.           The president shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of the shareholders and directors; to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the Board. He shall have general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed. He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

Section 4.           The vice-president, if there be one, or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, shall be vested with all the powers required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

Section 5.           The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of these meetings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and Directors when such notice is necessary, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature.

Section 6.           The treasurer shall have custody of the funds and the securities of the corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, or president, and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and at the regular meeting of the Board next preceding the annual stockholders meeting, a like report for the preceding year. He shall keep an account of the stock registered and transferred in such manner and subject to the regulations as the Board of Directors may prescribe. He shall perform such other duties as the Board of Directors may from time to time prescribe or require.

ARTICLE VI - CAPITAL STOCK

Section 1.           Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president and secretary, certifying the number of shares owned by him in the corporation.

Section 2.           The property in a certificate, and the shares of common stock represented thereby can be transferred as against persons other than the corporation by:

(a)          Delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or

(b)          Delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 3.           The rights against the corporation inherent in the shares represented by such certificate are transferable only by registration of the shares in the name of the assignee as the registered holder on the Stockholder’s Ledger maintained by the corporation.

Section 4.           The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.           The corporation shall have a first lien on all shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of the respective holders thereof to the corporation.

Section 6.           Shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice for redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon the surrender of certificates therefor.

ARTICLE VII - DIVIDENDS

Section 1.           Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting.

Section 2.           Dividends may be declared and paid upon the shares of the corporate capital stock either out of the corporate surplus or in case there shall be no surplus, out of the net profits of the corporation for the fiscal year in which the dividends are declared and/or the preceding fiscal year. If the capital of the corporation shall have been diminished by depreciation in the value of its property, or losses or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having any preference upon the distribution of assets, the directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, shall have been repaid.

ARTICLE VIII - MISCELLANEOUS AND AMENDMENTS

Section 1.           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the District Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

Section 3.           To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.           Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

Section 5.           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in the foregoing sections.

Section 6.           The indemnification provided by the foregoing sections shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the foregoing sections.

Section 8.           The annual report to shareholders required by the Statutes of the State of Oklahoma to be sent to the shareholders of each domestic corporation by the Board of Directors of such corporation are hereby expressly dispensed with and not required.

Section 9.           These by-laws may be altered, amended, repealed, or added to at any regular meeting of the shareholders or Board of Directors or at any special meeting called for that purpose, by an affirmative vote of the majority of the stock issued and outstanding and entitled to vote or a majority of the whole authorized number of directors as the case may be.

The undersigned, being all the directors, do hereby certify that the foregoing by-laws are the by-laws adopted by the directors at the first meeting of the directors.

/s/ Joe Wyatt

Joe Wyatt

/s/ Larry Cibula

Larry Cibula

/s/ Jack Alexander

Jack Alexander

David L. Noss

WRITTEN CONSENT OF THE SOLE SHAREHOLDER OF

TCM INVESTMENTS, INC.

The undersigned, being the sole shareholder of TCM Investments, Inc. an Oklahoma corporation (the “Corporation”), does hereby consent, in accordance with the provision of Article XIII, Section 9 of the By-Laws of the Company, to the adoption of the following resolution by unanimous written consent in lieu of a meeting.

By-Laws Amendment

Be it RESOLVED, that the By-Laws be amended as follows:

a)	Article VI Capital Stock, Section 5 shall be deleted in its entirety.

Ratification of Acts of Directors and Officers

RESOLVED that all acts and proceedings of the directors and officers of the Company done and performed since the 16th day of August, 2004, to present date as evidenced by the minutes and books of account of the Company be and the same are hereby approved, ratified, sanctioned and confirmed.

The resolutions adopted by virtue of this Written Consent of the Sole Shareholder shall have the same force and effect as if adopted at an official meeting of said shareholder pursuant to the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the undersigned has executed this consent to be effective as of Monday, August 16, 2004.

Gardner Denver, Inc., holding 247,290.71 shares.

By: /s/ Tracy D. Pagliara

Tracy D. Pagliara
Vice President, General Counsel & Secretary